Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of HyperBaric Systems of our report dated January 29, 2002 related to the financial statements of HyperBaric Systems which appear in the Form 10-KSB.

/s/ L.L. Bradford & Company, LLC
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    L.L. BRADFORD & COMPANY, LLC
    Las Vegas, Nevada
    March 28, 2002